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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-52508) and Form S-8 (No. 333-38892) of NRG Energy, Inc. of our report dated March 2, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers  LLP
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PricewaterhouseCoopers  LLP
Minneapolis, Minnesota
March 27, 2001